EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 27, 2007, relating to the consolidated financial statements of Euroseas Ltd. and Subsidiaries appearing in the Annual Report on Form 20-F of Euroseas Ltd. and subsidiaries for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece
May 9, 2007